Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our amended audit report dated January 4, 2008 included in the amended Form 10-K of Bio-Reference Laboratories, Inc and its subsidiaries for the year ended October 31, 2007.

/s/ MSPC
MSPC
Certified Public Accountants and Advisors, P.C.

(formerly Moore Stephens, P.C. Certified Public Accountants)

Cranford, New Jersey
November 11, 2008